Exhibit (e)(4)

AMENDMENT 4

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of November 20, 2024 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Distribution Side Letter Agreement between ALPS and Client dated April 1, 2020, as amended
“ALPS”	ALPS Distributors, Inc.
“Client”	Cambria Investment Management, L.P.

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

CAMBRIA INVESTMENT MANAGEMENT, L.P.		ALPS DISTRIBUTORS, INC.

By:	/s/ Jonathon Keetz	By:	/s/ Stephen Kyllo
Name:	Jonathon Keetz	Name:	Stephen Kyllo
Title:	Chief Operating Officer	Title:	SVP & Director

Schedule A to this Amendment

Amendments

The Existing Agreement is amended as follows:

1.	The first two sentences shall be deleted in their entirety and replaced with the following:

“ALPS Distributors, Inc. (“ALPS”) is the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of each Fund set forth on Exhibit A hereto (each a “Fund” and collectively the “Funds”). Cambria Investment Management, L.P. (“Client”) acts as adviser or sub-adviser, as the case may be, to each Fund pursuant to the terms of a separate Investment Advisory Agreement or Sub-Advisory Agreement, as applicable, with respect to each such Fund.”

2.	Each reference to “Trust” shall be replaced with “each Fund”

3.	Exhibit A is deleted in its entirety and replaced with the following Exhibit A:

EXHIBIT A: FUNDS1

AS OF NOVEMBER 20, 2024

Cambria ETF Trust

Cambria Buyout ETF

Cambria Cannabis ETF

Cambria Emerging Shareholder Yield ETF

Cambria Foreign Shareholder Yield ETF

Cambria Global Asset Allocation ETF

Cambria Global Momentum ETF

Cambria Global Real Estate ETF

Cambria Global Value ETF

Cambria Large Cap Shareholder Yield ETF

Cambria Micro and Small Cap Shareholder Yield ETF

Cambria Shareholder Yield ETF

Cambria Superinvestors ETF

Cambria Tactical Yield ETF

Cambria Tail Risk ETF

Cambria Trinity ETF

Cambria Value and Momentum ETF

Cambria Venture ETF

Cambria Fixed Income Trend ETF

EA Series Trust

Cambria Global Shareholder Yield ETF

Cambria Tax Aware ETF

Cambria Endowment Style ETF

Tidal Trust II

Cambria Chesapeake Pure Trend ETF

1	This Exhibit A shall be amended from time to time upon execution of a new Exhibit A executed by the Parties hereto.

CAMBRIA INVESTMENT MANAGEMENT, L.P.		ALPS DISTRIBUTORS, INC.

By:	/s/ Jonathon Keetz	By:	/s/ Stephen Kyllo
Name:	Jonathon Keetz	Name:	Stephen Kyllo
Title:	Chief Operating Officer	Title:	SVP & Director

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.